                                                                   EXHIBIT. 10.8

Portions of this exhibit were omitted and filed separately with the Secretary of the Commission pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 406 under the Securities Act of 1933. Such portions are marked by a series of asterisks.

                             PRODUCTION AGREEMENT


     This agreement including the Exhibits attached hereto (this "Agreement"), dated June 9, 1998, is between

     Koninklijke Utermohlen N.V., a limited liability company organized under the laws of the Netherlands, with its registered office at Wolvega, the Netherlands ("Seller")

and

     STC Technologies, Inc., a limited liability company organized under the laws of the State of Delaware, with its registered offices at Bethlehem, Pennsylvania 18018, the United States of America ("Purchaser");

WHEREAS:

     The Seller carries on the business of the production, sale and distribution of a cryogenic product for the treatment of warts, marketed and sold under the name and trademark Histofreezer (the "Histofreezer Business");

     Pursuant to an agreement (the "Asset Purchase Agreement") the same date as this Agreement, the Purchaser has purchased and accepted, and the Seller has sold and transferred to the Purchaser certain assets belonging to the Histofreezer Business. A copy of the Asset Purchase Agreement is attached hereto as Exhibit A;

     The Purchaser and the Seller wish to enter into a separate agreement, set out below, to govern the production by the Seller, for the Purchaser, of products for the Histofreezer Business;

NOW, THEREFORE, the parties here to agree as follows:

                            ARTICLE 1 - DEFINITIONS

In this Agreement, the following expressions have, except where the context otherwise requires, the following meanings:

Confidential Information.  The term "Confidential Information" shall mean
------------------------
customer lists, customer details, prices, designs, all data, research, know how, recipes, ingredients, formulae, processes, sketches, specifications, samples, reports, studies, findings, inventions and ideas relating the Products.

Copyrights.  The term "Copyrights" shall mean all copyrights related to the
----------
Products and the Histofreezer Business.

Cost.  The term "Cost" shall mean the direct cost to the Seller excluding any
----
and all indirect costs such as, including but without limitation operating costs.

Intellectual Property Rights.  The term "Intellectual Property Rights" shall
----------------------------
mean the Patents, the Trademarks, the Copyrights and the know-how related to the Products and the Histofreezer Business.

Materials.  The term "Materials" shall mean all relevant packaging and raw
---------
materials necessary and/or desirable for the manufacture of the Products by the Seller.

New Product.  The term "New Product" shall mean a Product which has been changed
-----------
by an amendment to Specifications recommended by the Purchaser and any product which is not a Product.

Patents.  The term "Patents" shall mean the Patents as defined in the Asset
-------
Purchase Agreement.

Products.  The term "Products" shall mean the products (together with their
--------
relevant packaging) set out in the price list attached as Exhibit 1 hereto and produced in accordance with the Specifications.

Specifications.  The term "Specifications" shall mean the specifications
--------------
previously used by Apco B.V.; current ISO 9002/46002 standards; CE Standards; the specifications comprised in Exhibit 3.1 of this Agreement or otherwise comprised in this Agreement; all relevant laws; all relevant regulations; all relevant directives; best manufacturing practice and procedures; principles of good workmanship; acknowledged standards together with specific (but reasonable) instructions of the Purchaser in the relevant written order for any Product(s).

Trademarks.  The term "Trademark" shall mean the Trademark as defined in the
----------
Asset Purchase Agreement.

Working Day.  The term "Working Day" shall mean a normal working day of the
-----------
Seller.

                   ARTICLE 2 - PRODUCTION, ORDERS, PACKAGING

          2.1. The Purchaser appoints the Seller to be its exclusive manufacturer of the Products on a worldwide basis for the duration of this Agreement and the Seller shall exclusively produce and the Purchaser will purchase Products in accordance with the provisions of this Agreement.

          2.2. In the first week of each calendar month the Purchaser will provide the Seller with a production schedule (the "Production Schedule") setting out the Purchaser's anticipated requirements for the production of Products by the Seller for the next two (2) calendar months.

          2.3. Within five (5) Working Days after receipt by the Seller of the Production Schedule (supplied pursuant to Section 2.2 above), the Seller shall confirm this Production Schedule to the Purchaser. If the Seller has insufficient Materials, the Seller will take all reasonable action to obtain sufficient Materials to fulfill this Production Schedule.

          2.4. (i) The Seller shall not hold or order Materials for more than six (6) months production of Products under this Agreement without the written consent of the Purchaser. If the Seller shall hold or order Materials for more than six months production of Products without the written consent of the Purchaser, then it shall do so at its own risk and the Purchaser will not be obliged to buy any such Materials from the Seller as set forth in subsection
(ii) of this Section 2.4. For the avoidance of doubt the calculation of the likely demand for Materials shall be reasonable and based upon the preceding six months demand for Materials.

               (ii) If the Purchaser gives the Seller less than six (6) months notice of a change to the Products and certain of the Sellers stock of Materials are therefore no longer required, the Purchaser shall, at its option, purchase such Materials from the Seller at their Cost to the Seller or shall permit the Seller to continue to use such Materials until they are fully used. Such purchase shall be for such Materials required for up to a maximum of six months production of Products or more if written consent has been given by the Purchaser to the Seller in respect of the ordering of the same.

          2.5. The Seller will at all times maintain a minimum stock of Products equal to an average of two (2) calendar months sales of Products based upon the preceding twelve (12) months sales.

          2.6. (i) The Purchaser shall place order for Products in writing by facsimile to the Seller. Such order shall specify the quantity of the Products and the information specified in Article 5 of this Agreement,

          (ii) If the order is:

                    (a) received by the Seller during a Working Day, the Seller shall immediately confirm the order to the Purchaser and shall within five (5) Working Days (or a longer period if specified in the relevant order) dispatch the relevant Products to the Purchaser's customer as specified in the relevant order.

                    (b) not received by the Seller during a Working Day, the Seller shall confirm the order to the Purchaser on the first Working Day following receipt of the facsimile by the Seller and shall within five (5) Working Days (or a longer period if specified in the relevant order) from this date dispatch the relevant Products to the Purchaser's customer as specified in the relevant order.

          2.7. The Seller shall be responsible for completing all the relevant paperwork required for the dispatch of the Products to the Purchaser's customers and the Seller shall dispatch goods to such customers in accordance with Article 5 hereof.

          2.8. Subject to Section 16.7, the Seller has the right to have the Products manufactured by the Seller by a third party and the Seller may subcontract its obligations to manufacture Products or any part of them under this Agreement provided always that the Seller must obtain the written consent of the Purchaser in respect to the appointment of any new subcontractor for the manufacture of the Products or any part of them (for the avoidance of doubt not being a subcontractor at the date of this Agreement), which consent shall not be unreasonably withheld.

          2.9. The Seller shall during the continuance of the agreement maintain for its own risk and account such facilities and employ sufficient qualified personnel as are necessary to manufacture the Products in accordance with obligations imposed upon it by this Agreement in quantities sufficient to meet the demands of the market or make arrangements with subcontractors in order to effect the same.

                ARTICLE 3 - SPECIFICATIONS AND QUALITY CONTROL

          3.1. The Seller will produce, package and label the Products in conformity with the Specifications. The Purchaser reserves the right to amend the Specification and quality control procedures relating to the Products at any time and shall notify the Seller of the same in writing upon reasonable notice or shorter notice if required by law or any other regulatory body. For the avoidance of doubt the Purchaser shall solely be responsible for the Specification of the Products and any changes to the Specification of the Products shall only be made on the written instruction of the Purchaser to the Seller.

          3.2. The Seller shall procure that such notices as the Purchaser may require concerning the Intellectual Property Rights are affixed to or used in connection with the Products.

          3.3. The Seller shall not without Purchaser's written consent effect or permit the removal or alteration of, or the making of any addition to, any trademark, the trade name, notice, nameplate, serial number or patent number or other reference to Intellectual Property Rights to be referred to or to be affixed to any of the Products or in any accompanying documentation as per the instructions of the Purchaser or to any packaging or other material supplied by the Purchaser.

          3.4. The Seller shall produce the Products in accordance with the then current ISO9002/46002 and CE standards. Copies of all relevant documents related to the production of the Products including, but without limitation, those documents required to complete the CE mark file as approved by KEMA, will be made available to the Purchaser upon signing this Agreement. Notwithstanding the foregoing, the Seller will be responsible for maintaining the CE mark files and shall ensure they are kept up to date and in accordance with good practice for as long as the Purchaser has not obtained the CE registration in its own name. The Seller shall supply the Purchaser with copies of all additions to the CE file and ISO file which relate to the quality control aspects of production of the Product(s) immediately upon their receipt by the Seller.

          3.5. The Purchaser or its designated representative shall have the right to inspect the Seller's facilities used for the manufacturing and warehousing of the Products and the Purchaser or its designated representative shall have the right to examine the Products manufactured by the Seller in order to ensure that the Projects are being manufactured in accordance with the Specifications and procedures provided for in this Agreement.

          3.6. The Seller expressly agrees to inspect the fitness, safety and good condition of the Products prior to their delivery to the Purchaser's customers. Further, the Products shall be delivered only with those instructions, and warnings to accompany each individual Product as the Purchaser consents to in writing.

                   ARTICLE 4 - PURCHASE PRICE AND INVOICING

          4.1. The Purchaser shall purchase the Products from the Seller at the prices set out in Exhibit 4.1 to this Agreement and shall pay for them within 45 days of the date of the relevant invoice.

          4.2. The Seller shall only invoice the Purchaser for Products when they have been dispatched to the Purchaser's customer in accordance with the provisions of Article 5 below.

          4.3. If the Cost to the Seller of Materials shall increase by more than 30 percent, then the parties shall use their best endeavors to agree revised prices for the Products taking into account such changes. Any such variation shall ensure that the difference between the Seller's reasonable and proper Cost of production of the Products and the price of the Products to the Purchaser shall remain substantially the same as at the date of this Agreement.

                             ARTICLE 5 - DELIVERY

          5.1. Unless otherwise instructed, the Seller will deliver the Products directly to the customers designated by the Purchaser in the Purchaser's order. The Purchaser's order shall indicate the time of delivery, the destination and the customer to whom and where the delivery has to take place and whether the Costs of transportation of the Products is for the account of the Purchaser or the Purchaser's customer. The Seller shall inform the relevant carrier to invoice either the Purchaser or the Purchaser's customer for the Cost of such transportation as appropriate. It is agreed that such destination may be world wide and the Seller hereby confirms to be able to deliver to any world-wide destination as designated in such orders. The Seller will ensure all appropriate and necessary documentation and other regulatory requirements are fulfilled including transportation in order to ensure the delivery of Products to the relevant Purchaser's customer. The costs of such documentation and compliance with regulatory requirements are for the account of the Seller save for the Cost of transportation which shall be borne by the Purchaser or the Purchaser's customer.

          5.2. The Purchaser shall indicate the means of transport in the requests, mentioned under Section 5.1 and furthermore under which conditions transport shall take place in accordance with the Incoterms 1990 of the International Chamber of Commerce.

          5.3. Products shall be at the Purchaser's risk from the moment of their dispatch by the Seller (Ex Works Wolvega as defined in Inctoterms 1990 of the International Chamber of Commerce, subject to the obligations on the Seller set out in Section 5.1 above) to the Purchaser's customer.

          5.4. Immediately after the dispatch of Products to the Purchaser's customer, the Seller shall inform the Purchaser of the same in writing together with the estimated time and date of arrival of such Products to the Purchaser's customer.

                           ARTICLE 6 - NEW PRODUCTS

          6.1. If the Purchaser requests the Seller to produce a New Product, then the procedure between the parties shall be:

               (i) First, the Purchaser shall define the specifications for the New Product together with a proposed purchase price for the same.

               (ii) Second, within 20 Working Days the Seller shall notify the Purchaser of the cost of supplying such New Products to the Purchaser and of any additional costs to the Purchaser under its obligation to buy Materials under
Section 2.4 The Seller shall calculate the cost and price of supplying New Products to the Purchaser upon a similar basis to the calculations used for the existing cost structure and any such cost calculation shall be reasonable.

               (iii) Third, the Parties using their reasonable endeavors, shall attempt to agree a price for supply for New Products.

                     ARTICLE 7 - CONFIDENTIAL INFORMATION

          7.1. Each party shall handle all Confidential Information provided by the other party as business secrets and shall handle Confidential Information in strict confidence. Each party is further required to take all necessary precautions to ensure that the information and material will not be disclosed to any third party without the written consent of the other party.

          7.2. This obligation of confidentiality applies to all employees and other persons, including any subcontractor without limitation, acting for and on behalf of any of the Parties and each of the Purchaser and the Seller shall ensure that such persons are placed under the same duty of confidence that the Purchaser and the Seller have agreed to in this Agreement.

          7.3. This Article 7 shall remain in force for a period of 5 years after this Agreement has terminated.

                          ARTICLE 8 - R&D AND SUPPORT

          8.1. The Seller will assist the Purchaser with respect to any further research and development for the Products and will use its best endeavors to provide the Purchaser with know-how and feedback in respect thereof.

          8.2. The Seller shall pass on to the Purchaser, without any compensation and for the avoidance of doubt on a royalty free basis and non-exclusive basis any technical improvements which he has made during the duration of this Agreement, or, where a patentable invention has been discovered by the Seller, to grant non-exclusive licenses (with rights to assign and sublicense) in respect of inventions relating to improvements and new applications of the original invention, to the Purchaser for the term of the patent held by the latter. Insofar as improvements and inventions made by the Seller during the duration of this Agreement are incapable of being used independently of the Purchaser's secret know-how or patent, the Seller's undertaking as referred to in the first sentence shall be exclusive in favor of the Purchaser.

          8.3. For the avoidance of doubt any improvements in and/or additions to know-how related to the Production process for Products created by the Seller shall belong to the Seller.

          8.4. Immediately after it has come to its attention the Seller shall report to the Purchaser any and all cases of unfair practice in connection with the Products and of any violation of Intellectual Property Rights. The Seller shall upon request of the Purchaser provide the Purchaser with any and all possible assistance and cooperation in defending and securing such rights of the Purchaser. At the request of the Purchaser, the Seller will participate in actions including legal action before the competent courts against any third party infringing the Purchaser's rights.

          8.5. In the case of an event as referred to in Section 8.4 the Purchaser will use its best endeavors to resolve the issue.

                   ARTICLE 9 - INTELLECTUAL PROPERTY RIGHTS

          9.1. Except as provided hereafter, nothing contained herein shall be construed as a transfer or a license or any patent, industrial designs, trademark, trade names, know-how or any other intellectual property right, in any of the Products; all such rights are to be expressly reserved to the Purchaser as the exclusive true and lawful owner thereof.

          9.2. The Purchaser herewith grants to the Seller a limited non-exclusive license to use the Intellectual Property Rights as follows:

               (i) The use is limited to the effect that the Seller may use the Intellectual Property Rights only in direct connection with the manufacturing, packaging and warehousing of the Products under this Agreement only for sale to the Purchaser. This does not include the use thereof on stationery, in advertising, at trade fairs, on radio and television, or as part of the Seller's firm name. The Seller may only assign or sub-license the Intellectual Property Rights with the written consent of the Purchaser.

               (ii) The Seller may not use the Intellectual Property Rights for any of the Products that have been altered or changed without the Purchaser's prior written consent nor for other products or services which are not the Purchaser's.

               (iii) The Purchaser reserves the right to impose additional directions or limitations concerning the use of the Intellectual Property Rights and such directions or limitations shall automatically become a binding part of this Agreement upon the Purchaser having given the Seller written notice of the same without prejudice to the rights granted to the Seller under Section 9.2 subsection (i).

          9.3. The limited license granted by this Article 9 shall automatically expire upon the termination or expiration of this Agreement and the Seller shall have no right to whatsoever nature to use the Intellectual Property Rights following the termination of this Agreement.

          9.4. Products to be delivered under this Agreement will bear the Trademarks.

          9.5. Without prejudice to any rights which the Purchaser may have against the Seller under the Asset Purchase Agreement if the manufacturer of Products by the Seller or its subcontractors (collectively, the "Group") (i) results in any claim for patent infringement against the Group or (ii) if a member of the Group shall be sued by a third party for infringement of a third party's patent rights, and the alleged infringing process, method or composition is claimed under the Purchaser's Patents, the Seller shall immediately notify the Purchaser in writing setting forth the facts in reasonable detail. The Purchaser shall have the right in its sole discretion, to control the defense of such claim or suit with counsel of its choice at its expense, in which event the Seller shall have the right to be represented by advisory counsel of its own selection at its own expense, and the Seller shall cooperate fully in the defense of such suit, and shall furnish to the Purchaser all evidence and assistance in its control. If the Purchaser does not elect within thirty (30) days after such notice to so control the defense of such suit, the Seller may undertake such control at its own expense. The Purchaser shall then have the right to be represented by advisory counsel of its own selection at its own expense, shall cooperate fully in the defense of such suit, and shall furnish to the Seller all evidence and assistance in its control. The party that does not control the defense shall be enabled to join the suit to file any counter claims for damages in respect of the third party, provided always that it accepts the control of and shall act in line with the defense by the other party. The Seller shall not settle the suit or otherwise consent to an adverse judgment in such suit that diminishes the rights or interests of the Purchaser or imposes additional obligations on the Purchaser, without the express written consent of the Purchaser, which consent shall not be withheld unreasonably. Without prejudice to any rights which the Purchaser may have against the Seller under the Asset Purchase Agreement any judgments, settlements or damages payable with respect to legal proceedings covered by this Article 9.5 shall be paid by or to the party which controls the defense.

                          ARTICLE 10 - PENALTY CLAUSE

          10.1.  Any breach of:

                 (i) Articles 7 and 9 of this Agreement and Article 11 of the Asset Purchase Agreement shall be considered by the Parties hereto as an event of gross default ("Gross Default"); and

                 (ii) any other Article of this Agreement shall, provided that such breach is not remedied with 30 (thirty) days of notice to the other Party in default, from the Party not being in default, also be considered by the Parties hereto as an event of gross default ("Gross Default").

          10.2. In the event of Gross Default, the defaulting party shall without any prior notice or court action being required forfeit to the benefit of the other party a penalty immediately payable amounting to ** for each violation and for ** each day that such default will continue up to an aggregate maximum of ** without any damage or loss required to be proven, the foregoing without prejudice to the right of the non-defaulting Party to claim full damages and to exercise any other right available to it in addition thereto. It is agreed that article 6:92 paragraphs 1 and 2 of the Netherlands Civil Code are not applicable.

                ARTICLE 11 - REPLACEMENT AND RECALL OF PRODUCTS

          11.1. The Seller shall recall and replace, at its expense (including, without limitation, all indirect costs such as transportation, documentation, customs formalities and other regulatory compliance), any Products that are not produced in accordance with the Specifications or any variation of them ("Faulty Products"), or at the option of the Purchaser the Seller shall refund to the Purchaser the price paid for the same in which case the Seller will acquire the Faulty Products. The Seller's obligation to recall and to replace Faulty Products pursuant to this Article 11 shall not apply to Products that after delivery to the Purchaser's customer have been subjected to misuse, mishandling, or to neglect or unusual physical or chemical stress. The Seller shall inform the Purchaser in writing of the existence of Faulty Products as soon as it is aware of the same, and shall recall or replace or refund Faulty Products within 5 Working Days of becoming aware of the same.

          11.2. If the Seller fails to comply with its obligations pursuant to
Section 11.1 within five Working Days from the Purchaser informing the Seller in writing of its failure the Purchaser may also recall or replace Faulty Products and the provisions of Article 11.1 shall apply as relevant. For the avoidance of doubt the cost of such recall and replacement or refund of Faulty Products shall be at the Seller's expense and the Purchaser shall charge the costs of the same to the Seller.

                           ARTICLE 12 - INDEMNITIES

          12.1. By the Seller: The Seller hereby agrees to indemnify and hold
                -------------
Purchaser harmless from ad against any and all claims, suits, losses, obligations, damages, deficiencies, costs, penalties, liabilities (including strict liabilities), assessments, judgments, amounts paid in settlement, fines, and expenses (including court costs and reasonable fees of lawyers and other professionals) (including court costs and reasonable fees of lawyers and other professionals) (individually and collectively, "Losses") for bodily injury, personal injury, death, property and other damage caused by any Product which is not manufactured in accordance with the provisions of this Agreement (and in particular, but without limitation, the Specifications provided for in this Agreement or as otherwise varied in accordance with the provisions of it) or caused by the breach by the Seller of any representation, warranty, covenant or other obligation of this Agreement or caused by the negligence of the Seller or any person for whose actions the Seller is legally liable provided, however, that the Seller shall have no liability to the Purchaser for any Losses to the extent that such Losses resulted from or arose out of (i) the negligence or misconduct or (ii) breach of this Agreement of/by the Purchaser or any person for whose actions the Purchaser is liable or (iii) any occurrence for which the Purchaser has liability to the Seller pursuant to Article 12.2 below or (iv) any occurrence for which the Purchaser has liability to the Seller pursuant to the Asset Purchase Agreement.

          12.2. By the Purchaser. Without prejudice to any rights the Purchaser
                ----------------
may have against the Seller under the Asset Purchase Agreement the Purchaser hereby agrees to indemnify and hold the Seller harmless from and against any and all Losses, resulting from an infringement by the Product or any New Product of the intellectual property rights of a third party, for bodily injury, personal injury, death, property and other damage caused by the Products manufactured in accordance with the provisions of this Agreement (and in particular the Specifications provided for in this Agreement or as otherwise varied in accordance with the provisions of it) or caused by the breach by the Purchaser of any representation, warranty, covenant or other obligation of this Agreement or caused by the negligence or the Purchaser or any person for whose actions the Purchaser is legally liable provided, however, that the Purchaser shall have no liability to the Seller for any Losses to the extent that such Losses resulted from or arose out of (i) the negligence or misconduct of the Seller or any person for whose actions the Seller is legally liable, (ii) a breach by the Seller of this Agreement, (iii) any occurrence for which the Seller has liability to the Purchaser pursuant to Section 12.1 above or (iv) any occurrence for which the Seller has liability to the Purchaser pursuant to the Asset Purchase Agreement.

          12.3. Indemnification Procedure. Each party shall provide prompt
                -------------------------
notice to the other of any actual or threatened Loss or claim therefor of which the other becomes aware; provided that the failure to provide prompt notice shall only be a bar to recovering Losses to the extent that a party was prejudiced by such failure. In the event of any such actual or threatened Loss or claim therefor, each party shall provide the other information and assistance as the other shall reasonably request for purposes of the defense of such threatened loss or claim and each party shall receive from the other all necessary and reasonably cooperation in such defense including, but not limited to, the services of employees or the other party who are familiar with the transactions or occurrences out of which any such Loss or claim may have arisen. As provided in Section 9.5 each party shall have the right to participate in the defense of any Loss or Losses with counsel of its choosing whose reasonable and proper fees shall be borne by the party with liability for indemnification under
Article 12.1 or 12.2 as the case may be, and no party shall have the right to settle any claim or agree to the entry of any judgment or other relief without the prior consent of the other party, which consent shall not be withheld unreasonably.

                     ARTICLE 13 - DURATION AND TERMINATION

          13.1. This Agreement shall be in force as from June 1, 1998 for a period of 5 (five) years. Early termination of this Agreement will be possible only as provided below and such termination shall not include the termination of rights and obligations which are expressed herein to continue. Without prejudice to any rights and obligations the parties may have in the event of breach of this Agreement, no compensation shall be due by the terminating party in connection with any termination hereof.

          13.2. Each party may terminate this Agreement with immediate effect by giving written notice to the other party (i) in the event of Gross Default by the other party, (ii) in the event of receivership ("faillissement") or moratorium ("surseance van betaling") of such other party or of direct or indirect owners of at least half of such other party's share capital and (iii) in the event the performance of this Agreement has been suspended due to force majeure (as specified in Article 17 below) for at least 30 (thirty) consecutive days.

          13.3. The Purchaser may terminate this Agreement with immediate effect by giving written notice to the Seller:

                    (a) if there are changes to the direct or indirect control or ownership of (the shares in the capital of) the Seller and the Purchaser does not provide its consent for the same, such consent not to be unreasonably withheld;

                    (b) in the event that the Seller cannot or does not comply with its obligations under Article 3 of this Agreement.

          13.4. Upon the termination of this Agreement

                    (a) all unfilled orders for the manufacturing of Products may be cancelled at the discretion of the Purchaser;

                    (b) the Seller shall remove and discontinue with immediate effect, the use of the Intellectual Property Rights and the use of all signs, stationery, advertising and other material that would make it appear to the public that Seller is still manufacturing the Products or has any connection with the Purchaser;

                    (c) save in the event of Gross Default of the Seller the Seller shall within 10 Working Days of termination supply the Purchaser with a list of its inventory of Products and New Products (if any). The Purchaser shall buy all such Products for the prices referred to in Section 4.1 up to a maximum of the value of 2 months inventory of Products based upon sales of Products for the preceding 6 months except for any Products older than 6 months and damaged Products, which shall be transferred to the Purchaser at no cost. The Seller shall deliver these Products in accordance with the Purchaser's instructions to the Purchaser or to a third party;

                    (d) save in the event of Gross Default of the Seller the Seller shall within 10 Working Days of termination supply the Purchaser with a list of its inventory of Materials. The Purchaser shall buy all such Materials for a price equal to their cost to the Seller up to a maximum value of 6 months inventory of Materials, based upon sales of Products for the preceding 6 months. In such circumstances the Purchaser shall also buy any additional Materials for which the Purchaser has given consent to the Seller in accordance with Section
2.4 for a price equal to their cost to the Seller;

                    (e) in the case of Gross Default of the Seller the Seller shall immediately transfer all the Products and Materials in its inventory at no cost to the Purchaser;

                    (f) the Seller shall forthwith return all packaging, literature, manuals and other material supplied by Purchaser or related to the Intellectual Property Rights or any Confidential Information to the Purchaser, together with all copies thereof;

                    (g) the Seller shall refrain from using the Intellectual Property Rights and any other proprietary rights of Purchaser for any business and manufacturing purposes whatsoever.

                             ARTICLE 14 - NOTICES

          14.1. Any notice or other communications required or permitted hereunder, shall be in writing and given by any of the following methods: (i) personal delivery; (ii) facsimile transmission and in the case of a facsimile transmission a fax confirmation receipt report shall evidence receipt of such facsimile transmission; (iii) registered or certified mail, postage prepaid, return receipt requested; or (iv) overnight delivery service. Notices shall be sent to the appropriate party at its address or facsimile number given below (or at such other address or facsimile number for such party as shall be specified by notice given hereunder):

If to the Purchaser:
STC Technologies, Inc.
1745 Eaton Avenue
Bethlehem, PA  18018-1799
USA
to the attention of Mr. Michael Gausling

If to the Seller:
Koninklijke Utermohlen N.V.
Frisaxstraat 1
8471 ZW Wolvega
The Netherlands
to the attention of Mr. D.T. van der Vat

                 ARTICLE 15 - APPLICABLE LAW AND JURISDICTION

          15.1. This Agreement shall be governed by and construed in accordance with the laws of the Netherlands.

          15.2. Any disputes arising between the parties under or in connection with the Agreement or any further agreements resulting herefrom, shall be resolved by the court of competent jurisdiction of Amsterdam.

                          ARTICLE 16 - MISCELLANEOUS

     16.1. Costs. Each party to this Agreement shall pay its own costs of an
           -----
incidental to the formation of this Agreement.

     16.2. Complete Agreement. This Agreement, including the Schedules and
           ------------------
Exhibits attached thereto, represents the entire understanding and agreement between the Purchase and the Seller with respect to the subject matter hereof. All preceding agreements and understandings pertaining thereto have been incorporated into this Agreement or, if not incorporated, have been superseded by this Agreement and have lapsed from the date of the coming into force of this Agreement.

     16.3. Amendment. This Agreement can only be amended, supplemented or
           ---------
changed, and any provisions or conditions of the Agreement can only be waived, in writing signed by both parties with a specific reference to this Agreement.

     16.4. Recitals and Headings. Recitals (i) through (iii) shall be deemed to
           ---------------------
form part of this Agreement. The headings contained in this Agreement are included for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     16.5. Severability. If any provision of this Agreement is illegal, void or
           ------------
unenforceable, such provision shall have no force and effect, but the illegality or unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement. If such illegality, nullity or unenforceability becomes apparent, the parties shall consult with each other as soon as practicable in order to reach agreement on a legal, valid and enforceable replacement of such clause in such a manner that the intention of the parties shall be approximated as much as possible.

     16.6. Implementation. The parties agree to execute such further documents
           --------------
or agreements as may be necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

     16.7. Assignment. None of the rights or obligations under this Agreement
           ----------
may be assigned or transferred by the Seller without the prior written consent of the Purchaser which shall not be unreasonably withheld. The Seller and Purchaser can freely assign or transfer any ("cessie") or all ("contractsoverneming") of the rights and obligations under this Agreement to an affiliated company. The Purchaser may freely assign any ("cessie") or all ("contractsoverneming") of the rights and obligations under this Agreement to any third party. In so far as may be required, the Seller and the Purchaser thereby in advance give their consent to any such assignment.

     16.8. Waiver. Failure or neglect by either party to enforce at any time of
           ------
the provisions hereof shall not be construed nor shall be deemed to be a waiver of such parties' right hereunder nor shall in any way affect the validity of the whole or any part of this Agreement nor prejudice the rights of such party to take subsequent action.

     16.9. Agreement prevails over Exhibits. If there is any inconsistency
           --------------------------------
between the terms and conditions in the Exhibits and the other provisions of this Agreement, then the provisions of this Agreement shall prevail.

                          ARTICLE 17 - FORCE MAJEURE

     17.1. No party shall be held liable or responsible to the other parties nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of the Agreement to the extent that such failure or delay is caused by or results from causes beyond the control of the affected party including but not limited to fires, earthquakes, floods, embargoes, wars, acts of war, insurrections, riots, civil commotions and acts of God.

SIGNED AND AGREED at Amsterdam in two original copies on the date and year first above written.


/s/ Mr. D.T. van der Vat                    /s/ Michael Gausling
______________________________              _____________________________
Koninklikje Utermohlen N.V.                 STC Technologies, Inc.
By:  Mr. D.T. van der Vat                   By:  Michael Gausling
its:  Managing Director                     its:  President and CEO

                                                                       Exhibit A

                   AGREEMENT FOR SALE AND PURCHASE OF ASSETS



     This agreement including the Exhibits attached hereto (this "Agreement"), dated June 9, 1998, is between

1. Koninklijke Utermohlen N.V., a limited liability company organized under the laws of the Netherlands, with its registered office at Wolvega, the Netherlands ("Seller") and

2. STC Technologies, Inc., a limited liability company organized under the laws of the State of Delaware, with its registered offices at Bethlehem, Pennsylvania 18018, the United States of America ("Purchaser");

WHEREAS,

(i) among other activities, Seller engages in the business of the production, sale and distribution of a cryogenic product for the treatment of skin lesions, marketed and sold under the name and trade mark Histofreezer (the "Histofreezer Business");

(ii) upon the terms and subject to the conditions set forth herein, Purchaser desires to purchase and accept, and Seller desires to sell and transfer to Purchaser certain assets relating to the Histofreezer Business;

(iii) the parties hereto desire to enter into a separate agreement that shall govern the future relationship between the Seller and the Purchaser in respect of the production by the Seller of the Products (the "Production Agreement").

NOW, THEREFORE, the parties hereto agree as follows:

                            ARTICLE 1 - Definitions

In this Agreement the following expressions have, except where the context otherwise requires, the following meanings:

(1)   Contracts
      ---------
      The term "Contracts" shall have the meaning specified at Section 3.1 hereof.

(ii)  Closing
      -------
      The term "Closing" shall mean the closing of the transactions envisaged in this Agreement, as described in Article 6 hereof.

(iii) Closing Date
      ------------
      The term "Closing Date" shall mean the date of the Closing.

(iv)   Effective Time
       --------------
       The term "Effective Time" shall mean 12:01 a.m. Amsterdam time on June 1, 1998.

(v)    Patents
       -------
       The term "Patents" shall mean the Patents as specified in Section 2.1
       (i).

(vi)   Product
       -------
       The term "Product" shall mean the cryogenic product for the treatment of skin lesions, marketed and sold on the date hereof, and as developed, marketed and sold after the date hereof.

(vii)  Purchase Price
       --------------
       The term "Purchase Price" shall have the meaning specified at Section 5.1 hereof.

(viii) Purchased Assets
       ----------------
       The term "Purchased Assets" shall have the meaning specified at Section
       2.1 hereof.

                    ARTICLE 2 - Sale and Purchase of Assets

2.1.   Sale and Purchase of Assets

Subject to the terms and conditions stated in this Agreement, and effective as of the Effective Time, the Seller shall sell, transfer, assign and deliver to the Purchaser, and the Purchaser shall purchase and accept the transfer, assignment and delivery of, all of the following assets (the "Purchased Assets"):

(i) the patent which is described by country on Exhibit 2.1 (i) hereto (the "Patents") and all patent applications and patent rights relating to the Histofreezer Business, all associated technical information, shop rights, processes, operating, maintenance and other manuals, drawings and specifications, formulations, process flow diagrams and related data;

(ii) the trademark which is described by country on Exhibit 2.1 (ii) hereto (the "Trademark");

(iii) all copyrights relating to the Histofreezer Business, including but not limited to packaging designs, advertisements, slogans, technical drawings, manuals and software (including source codes);

(iv)  the registration of and all rights to the domainname histofreezer.com;

(v) all documentation relating to the production, manufacturing process, know-how and other information relating to the Histofreezer Business, including but not limited to commercial information, trade secrets and technical information relating to the Patents and the Products;

(vi) all rights to databases relating to the Histofreezer Business, including but not limited to the list of distributors and/or customers (whether such customers are parties to the Contracts or not);

(vii) all stock of promotional, educational and other information material relating to the Histofreezer business, including but not limited to brochures, leaflets, surveys of test results, CD ROM's, films, video's and sound recordings;

(viii) such part of the accounts receivable under the Contracts as follows from
       Section 3.5.

       All of the Purchased Assets shall be free and clear of all liens, encumbrances, mortgages or charges of any kind, except those liens, encumbrances, mortgages or charges specifically identified on the abovementioned Exhibits 2.1 (i) through 2.1 (ii).

2.2.   Excluded Assets

Except for the Purchased Assets, the Seller shall not sell, transfer, assign or deliver anassets to the Purchaser.

                      ARTICLE 3 - Assumption of Contracts

3.1.   Assumption of Certain Contracts

The Purchaser agrees to assume all rights of the Seller as of the Effective Time under the contracts listed on Exhibit 3.1 hereto (the "Contracts") and agrees to assume all liabilities under the Contracts relating to the period after the Effective Time subject to and/or in accordance with this Article 3 and Section
5.3 and Section 7.7.

3.2.   Consent to transfer of Contracts

Any assignment pursuant to this Agreement of a Contract which is not assignable without a third party consent shall be subject to such consent having been given. The Seller and Purchaser shall use their reasonable best efforts to obtain, after the Closing Date, the consent of the counterparties to the Contracts to the transfer of the rights thereunder by the Purchaser and consent to the assumption of liabilities thereunder by the Purchaser.

3.3.   No Consent Obtained

If the consent from any counterparty to any of the Contracts, if and in so far as required, will not have been obtained prior to or at the Closing, such contract shall be deemed non-assignable and the Purchaser shall not assume any rights and obligations of the Seller under such contract, subject to and save for as provided in Section 3.4, Section 3.5 subsection (iii), Section 3.6,
Section 5.3 and Section 7.7.

3.4.   Benefit to Contracts

Except as otherwise provided for in Sections 3.3, 3.5 and 3.6, the Parties agree that the benefit to the Contracts shall vest in the Purchaser with effect from the Effective Time to the effect that:

(i) the Seller receives the benefit of all revenues and profits and bears all costs and expenses arising in respect of the Contracts relating to the period up to the Effective Time; and

(ii) the Purchaser receives the benefit of all revenues and profits and bears all costs and expenses arising in respect of the Contracts relating to the period after the Effective Time, provided, however, that the Purchaser shall be under no obligation to bear any costs and expenses in respect of any Contracts for which no consent to the assignment by the relevant counterparty has been given.

3.5.   Allocation of Receivables

With regard to amounts payable under the Contracts prior to or after the Effective Time, the following is agreed:

(i) subject to Section 3.5 (ii) receivables relating to invoices sent by the Seller under the Contracts which are dated prior to the Effective Time shall be for the benefit of the Seller;

(ii) Seller shall ship Product and send invoices during May 1998 in the ordinary course of business consistent with past practices, except that the maximum amount of Product to be shipped and invoiced in May 1998 by Seller shall be NLG 500,000 (five hundred thousand Netherlands Guilders) (the "Limit") with any excess to be retained by Seller and shipped and invoiced by Purchaser after the Effective Time. To the extent that the Seller exceeds the Limit then the Seller shall credit the Purchaser with such sum in the Seller's trading relationship with the Purchaser pursuant to the Production Agreement;

(iii) all receivables relating to invoices sent under the Contracts whether assigned or not pursuant to Section 3.2 and dated on or after the Effective Time shall be for the benefit of the Purchaser but for the avoidance of doubt the Purchaser shall not be entitled to any other right or subject to any liability or obligation in respect of any Contract deemed non assignable pursuant to Section 3.3 until such time as any such Contract is assigned to the Purchaser pursuant to Section 7.7.

3.6.   Allocation of Received Amounts and Payables

With regard to amounts received by the Seller or the Purchaser prior to or after the Effective Time under the Contracts and amounts payable under the Contracts, the following is agreed:

(i) any amount received by the Purchaser (whether prior to, at, or after the Closing) under the Contracts shall, if and in so far such amount relates to an invoice which is dated prior to the Effective Time, be paid by the Purchaser to the Seller;

(ii) any amount received by the Seller (whether prior to, at, or after the Closing) under the Contracts shall, if and in so far as such amount relates to an invoice which is dated after the Effective Time, be paid by the Seller to the Purchaser.

(iii) any amount due by the Seller to a third party under the Contracts before the Effective Time or relating to a period before the Effective Time shall, if and in so far as the Purchaser pays such amount to such third party, be reimbursed by the Seller to the Purchaser.

                     ARTICLE 4 - Assumption of Liabilities

4.1.   Assumption of Certain Liabilities

The Purchaser agrees to assume only the obligations of the Seller under the Contracts pursuant to Article 3.

4.2.   Exclusion of Other Liabilities

Except as provided for in Section 4.1, it is expressly understood and agreed that the Purchaser will not be liable for any obligations, liabilities, debts, claims, costs or expenses of any kind or nature whatsoever (excluding the costs to effect legal transfer of title and registration in the relevant registers of the Patents and the Trademark which shall be for the account of the Purchaser) related to the Seller's business, or the ownership or use of the Purchased Assets prior to the Effective Time, or transfer of the Purchased Assets by the Seller to the Purchaser, including, but not limited to, any obligations, liabilities, debts, claims, costs or expenses of any kind or nature whatsoever, related to employees or former employees of the Seller.

                    ARTICLE 5 - Purchase Price and Payment

5.1.   Purchase Price

Subject to the terms and conditions of this Agreement, the Purchase Price for the Purchased Assets is NLG 4,800,000 (four million eight hundred thousand Netherlands Guilders).

5.2.   Payment

The Purchase Price shall be paid on the Closing Date by the Purchaser transferring an amount of NLG 4,800,000 to the bank account of the Seller with ABN-AMRO Bank in Wolvega, the Netherlands, account number 540.211.087.

5.3.   Adjustments to the Purchase Price

For any Contracts to which, before the date falling exactly 90 days after the Closing Date, the counterparty has not given his consent, if and in so far as required, to the assignment to the Purchaser in accordance with Article 3, the Purchase Price shall be reduced with the percentage, as shown on Exhibit 5.3 hereto. However, if, during the one year period after the Effective Time there are sales of Product in the geographic area covered by any Contracts to which consent was not given, Purchaser shall repay to Seller such percentage of the penalty (but not greater than 100% of the penalty) equal to the gross turnover of the Product sold in such area during such one year period, divided by the total turnover of the Products sold by the Seller to such distributor in such area during 1997 being the fiscal year of the Seller from 1 May 1997 to 30 April 1998.

                       ARTICLE 6 - Closing Arrangements

6.1.   Time and Place of Closing

The closing of the transactions envisaged in this Agreement (the "Closing") shall be held at the same place as and simultaneously with the closing contemplated under the Production Agreement, or at such other time and place as the Seller and the Purchaser mutually agree in writing.

6.2.   Closing Procedure

At the Closing:

(i) the Purchaser shall pay the Purchase Price to the Seller and shall deliver to the Seller evidence that the Purchase Price has been credited to the bank account mentioned in Section 5.2 hereof;

(ii)  the Seller and the Purchaser shall sign:

                    (a)  the Production Agreement;

                    (b) deed of assignment of the rights and benefits, and assumption of liabilities, under the Contracts, in the form of Exhibit 6.2 (ii)
(b) hereto;

                    (c)  a deed of assignment of the Patents, in the form of
Exhibit 6.2 (ii) (c) hereto;

                    (d)  a deed of assignment of the Trademark, in the form of
Exhibit 6.2 (ii) (d) hereto;

                    (e) a document acknowledging the assignment of the domain name histofreezer.com by the Seller to the Purchaser and requesting the relevant registrar to register the Purchaser as the holder of the registration;

(iii)  the Seller shall deliver to the Purchaser:

                    (a) the original copies of the Contracts, including all amendments, annexes, schedules end exhibits thereto and all correspondence and other documentation in respect thereof;

                    (b) a hard copy of as well as a floppy disc or other data carrier containing the assigned databases, including all customer lists relating to the Histofreezer Business;

                    (c) a complete copy of the CE mark files relating to the products made under the Patents or otherwise being part of the Histofreezer Business, including but not limited to the test report by KEMA and any relevant correspondence on the issue of CE marks;

                    (d) or as soon as possible but no later than 30 days from the Closing Date in so far as the know-how and other secret information is in writing, copies thereof in hard copy and, if applicable, on other carriers identifying such know-how and secret information;

                    (e) or as soon as possible but no later than 30 days from the Closing Date all the necessary information to insert into Exhibit 8.1 (v) of this Agreement.

(iv) in so far as the know-how and other secret information relating to the Patents, the Trademark and the Histofreezer Business is not available in writing or other carrier, the Seller will identify the key employees with knowledge thereof.

6.3.   Termination of STC Agreement

On the Closing Date the Purchaser and the Seller shall terminate the distribution agreement between themselves dated June 4 1991 and both parties hereby waive any rights either of them may have against the other as a consequence of such early termination.

6.4. Both parties acknowledge that in relation to Article 85 of the EC Treaty and the Netherlands Competition Act ("Mededingingswet"), the Netherlands Merger Code ("SER besluit Fusiegedragsregels 1975") they share the responsibilities to make all required notifications and provide all required information and documents to, and obtain all required consents and appovals from, all relevant authorities and agencies, howsoever named.

6.5.   Closing Indivisible

Each of the foregoing transactions is part of a single indivisible Closing and none of these transactions shall be deemed to have been consummated unless and until each of them shall have been completed in accordance with the terms hereof save in respect of Section 6.2 (iii) (d and (e) for which the Seller has 30 days from and including the Closing Date, to comply with.

                      ARTICLE 7 - Post-Closing Covenants

7.1.   Use of Patents, trade name and Trademark by Seller

As of the Closing Date the Seller undertakes to refrain from any use of the name "Histofreezer" and Trademark and/or a similar trade name and trademark and acknowledges the Purchaser has the sole right to use the same, whether or not in combination with other indications. The Seller will also refrain from using the Patents and the know-how and other secret information as well as the databases, whether or not in a modified form, except as provided for in the Production Agreement.

7.2.   Assignment of Know-How and Other Secret Information

All key employees of the Seller with knowledge of the know-how and other secret information relating to the Patents, the Trademark and the Histofreezer Business not available in writing or other carriers shall be made available at no cost for the assignment thereof within three months after the Closing Date, in consultation with the Seller and in a manner satisfactory to the Purchaser.

7.3.   Delivery of Certain Materials

As soon as possible but not later than 30 days from the Closing Date, the Seller shall deliver all stock of promotional, educational and other information material relating to the Histofreezer Business, including but not limited to brochures, leaflets, surveys of test results, CD ROM's, films, video's and sound recordings, at an address designated by the Purchaser, at no cost.

7.4.   CE-Mark

The Seller will use its best endeavors to assist the Purchaser with obtaining the CE-Mark for the products made under the Patents or otherwise being part of the Histofreezer Business.

7.5.   Effort to Keep Customers

The Seller and the Purchaser shall use their best endeavors to ensure that the present customers of the Histofreezer Business shall continue to place orders with Purchaser at a level no less than currently made.

7.6.   Further Assurances

The Seller shall, at any time and from time to time after the Closing Date, upon request by the Purchaser, execute and deliver such documents and take such other action as the Purchaser may reasonably request in order to consummate more effectively the transactions contemplated hereby, including but not limited to the production data when Seller commences production in its facility in Wolvega.

7.7.   Non-Assigned Contracts

With respect to Contracts which are not assigned at the Closing Date, both Seller and Purchaser shall use their best efforts to (i) continue to attempt to effect such assignment, or (ii) locate an alternative distributor for the Product for the same geographic area. Failing either of (i) and (ii) of this
Section 7.7 and during the period when such Contracts are not assigned to the Purchaser the Seller shall make purchases of Product from the Purchaser, as distributor of Purchaser pursuant to a distributorship agreement on ordinary and customary terms and in particular the relevant price for the Products in the applicable non-assigned

Contracts, to be resold to the distributor who did not consent to the assignment at the relevant price specified in the applicable non-assigned Contracts.

7.8.   Patents

At the sole discretion of the Purchaser, the Seller shall use its best endeavors to assist the Purchaser to add the name of Mr. Wilhelmus J.B. Swart as inventor to the registration of the Patent. The costs relating thereto shall be borne by the Purchaser, provided that the Seller shall bear (i) all costs relating to the cooperation of its present employees, directors and consultants therewith, and
(ii) all reasonable costs (save that such cost shall not exceed 5,000 NLG) relating to the cooperation of its former employees, directors and consultants therewith.

      ARTICLE 8 - Representations and Warranties of the Seller; Survival

8.1.   Representations and Warranties of the Seller

The Seller hereby unconditionally represents and warrants that:

(i) Organization and Power: The Seller is a company with limited liability duly organized and validly existing under the laws of the Netherlands. The Seller has the corporate power and authority to own the Purchased Assets and to carry on the Histofreezer Business now being conducted. The Seller has the full right, power, and authority to enter into and to perform this Agreement and all other agreements, certificates, and documents executed or delivered, or to be executed or delivered, by the Seller in connection herewith or to consummate the transactions contemplated hereby (collectively, with this Agreement, "Seller's Documents"), and all necessary corporate action with respect thereto has been taken, and no further action is necessary therefore. Neither the authorization, execution, delivery or performance of any of the Seller's Documents will violate, conflict with, result in a breach of, constitute a default under, or require any notice, consent, approval or order under the Seller's articles of association. On the Closing Date, the Seller will have the full right, power and authority to sell, assign, transfer, and deliver the Purchased Assets and the Contracts (subject to the consent to assign of the relevant contracting party) as provided in this Agreement. This Agreement has been duly authorized, executed and delivered by the Seller, and this Agreement and all other Seller's Documents are, or when executed and delivered will be, legal valid, and binding obligations of the Seller, enforceable in accordance with their respective terms.

(ii) Notification and Consultation: On or before the Closing Date, but no later than as required by law or regulation, the Seller will have, in respect of the transactions envisaged in this Agreement, made all required notifications and provided all required information and documents to, and obtained all required consents and approvals from, all relevant authorities, agencies, works councils, labor unions and other bodies howsoever named, under all applicable laws and regulations, including but not limited to the Netherlands Works Council Act ("Wet op de Ondernemingsraden") and any collective labor agreement ("CAO") applicable to employees of the Seller.

(iii) Purchased Assets: The Purchased Assets are in good marketable and operating condition and repair and are suitable for use in the business of Seller prior to the date hereof, Seller has free and unencumbered title to the Purchased Assets, free from any liens, pledges, retentions of title or encumbrances of any nature whatsoever, and no third parties have any right and/or title in or to the Purchased Assets. The Seller has taken all necessary precautions to protect it's patents, trademarks, trade names, industrial designs and copyrights included in the Purchased Assets. The Seller has not violated to its best knowledge any patent, copyright, industrial design, trademark, trade name or, other intellectual property right of a third party nor does the Seller know of any asserted infringement by the Seller of any intellectual property right of another. After the assignment of the Purchased Assets and the execution of the Production Agreement, the Purchaser shall be able to conduct the Histofreezer Business in the same manner as it was conducted before the Closing Date. Seller has developed and has been concurrently using the technology to manufacture the Products on a commercial basis and there are no defects, shortcomings or technical reasons which would prevent the manufacture and sale of the Products by the Purchaser on a commercially feasible basis. All patent fees and all other costs in connection with a proper registration of the Patents and Trademark for the period ending two weeks after Closing have been paid in a timely manner. Exhibit 8.1 (iii) hereto accurately lists, by country, the annual patent fees and all other costs in connection with a proper registration of the Patents and Trademark and the date on which such fees and/or costs become due.

(iv) Contracts: Each of the Contracts is in full force and effect and there exists no default or event of default or event, occurrence, condition or act (including the transactions envisaged in this Agreement) which, with the giving of notice, the lapse of time or any other event or condition, would become a default or event of default thereunder. The Seller has not violated any of the terms or conditions of any of the Contracts in any material respect, and, to the best of Sellers knowledge, information and belief, all of the covenants to be performed by any other party thereto have been fully performed. The Seller has not received any notice that any party to any of the Contracts intends to cancel or terminate any of the Contracts. There are no commitments by the Seller to the counterparties of the Contracts other than mentioned in the copies of Contracts that have been delivered to the Purchaser on the Closing Date, nor are there any disputes between the Seller and such parties.

(v) Permits and Compliance with Laws: The Seller has complied with all, and is not in violation of any, laws and regulations affecting the Purchased Assets, the Contracts and the Histofreezer Business. No permits or licenses are required by any governmental authority for the operation of the Histofreezer Business as currently being conducted, except as set forth on Exhibit 8.1 (v) hereto

(vi) Legal Proceedings: there are no actions, suits, claims or proceedings affecting the Purchased Assets or the Contracts in any court or before any arbitrator or governmental agency, nor are, to the best knowledge of Seller, such actions, suits, claims or proceedings threatening, with the exception of:

                    (a) patent infringement claim in the United States, instigated by the Purchaser against Cryosurgery, Inc.; and

                    (b) patent infringement preliminary injunction proceedings pending before the President of the District Court in The Hague, the Netherlands, instigated by the Purchaser as claimant against Wartner B.V. and Dokman en Ruizendaal B.V. as defendants.

(vii) No Inconsistent Agreements: neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein will result in a violation or breach of, or constitute a default under, any term or provision of any material mortgage, pledge, security agreement, instrument, order, judgement, decree, rule, regulation, law, contract, agreement or any other commitment or restriction to which Seller is a party or by which it is subject or bound, nor will such actions result in (a) the creation of any claim, lien, charge or encumbrance on any of the Purchased Assets or the Contracts, or (b) the acceleration or creation of any material obligation in connection with the Purchased Assets or the Contracts, or (c) the forfeiture of any material right or privilege connected to the Purchased Assets or the Contracts.

(viii) Sufficient Insurance: Seller has, and will have for the term of the survival of the representations and warranties as determined in accordance with Section 8.2 hereof, insurance policies in place covering all events that will cause any amount becoming due by the Seller to the Purchaser under this Agreement, up to a maximum amount of no less than NLG 2,000,000 (two million Netherlands Guilders). As of the Closing Date and for the term of such insurance policies, Purchaser will be the named beneficiary of each such policy such that if a claim is made successfully under any such policy Purchaser shall receive any moneys received in settlement of the claim from the relevant insurer.

(ix) Swart Patent: The Seller warrants that the license agreement between the Seller and Wilhelmus J.B. Swart dated April 1987 has terminated.

(x)    No Liabilities Resulting from Agreement; No Undisclosed Liabilities:
       Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein will result in any debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, for the Purchaser, other than (a) such obligations under the Contracts as are specified in Article 3 and (b) such obligations relating to the Purchased Assets as are specified on Exhibit 8.1 (iii) hereto, and (c) the Purchasers obligations to the Seller under this Agreement.

(xi) Accuracy of Information: Seller has disclosed to Purchaser all that is relevant with respect to the Purchased Assets and the Contracts, and no information provided to Purchaser is incorrect or misleading in any way whatsoever.

8.2.   Survival of Representations and Warranties

All representations and warranties of the Seller contained in this Agreement shall survive for a period of two years following the Closing Date.

                 ARTICLE 9 - Indemnification and Hold Harmless

9.1.   General Indemnification and Hold Harmless

The Seller hereby agrees to indemnify Purchaser and to hold the Purchaser harmless, without any right to compensation or set-off against any amount due by the Purchaser to the Seller,

(i) against and in respect of any and all loss, damage, liability, cost and expense (including attorney's fees), suffered or incurred as a result of the inaccuracy of any of the Seller's representations or the breach of any warranty or of any other obligation of the Seller pursuant to this Agreement or in any certificate, schedule, instrument or document delivered to Purchaser by or on behalf of Seller in connection with the conclusion of this Agreement; and

(ii) without limitation to Section 9.1 (i), against and in respect of any and all loss, damage, liability, cost and expense (including attorney's fees), relating to any and all claims, including but not limited to personal injury claims, relating to the period prior to the Closing Date and relating to the Purchased Assets, the Contracts the Histofreezer Business or any other business or activity of the Seller.

9.2.   Indemnification and Hold Harmless Against Employment Related Claims

Without limitation to Section 9.1, Seller agrees to indemnify Purchaser and hold Purchaser harmless against and from any and all claims of employees or former employees of Seller, whether relating to continued employment, vacation days, severance payments, the termination of employment, pension rights, premiums of any kind, disability excess scheme ("WAO-excedent regeling"), disability insurance shortfall ("WAO-gat") or any other employment related claims.

   ARTICLE 10 - Reimbursement for Damages Relating to Proceedings and Claims

10.1.   Reimbursement for Damages Relating to Disclosed Proceedings and Claims

Without limitation to Sections 9.1 and 9.2, Seller agrees to reimburse Purchaser for any and all loss, damage, liability, cost, expense (including attorney's fees), judgments and amounts paid in settlement (including attorney's fees), resulting from the proceedings described in Sections 8.1 (vi) (a) and (b), up to the maximum amount of USD 100,000 (one hundred thousand United States dollars) for each of such proceedings.

10.2.   Reimbursement for Damages Relating to Infringement Claims

Without limitation to Sections 9.1, 9.2 and 10.1, Seller agrees to reimburse Purchaser for any and all loss, damage, liability, cost, expense (including attorney's fees), judgments and amounts paid in settlement, resulting from any and all claims and/or proceedings in which the alleged infringement occurred prior to the Effective Time, other than those described in

Sections 8.1 (vi) (a) and (b), up to the aggregate maximum amount of USD 100,000 (one hundred thousand United States dollars).

               ARTICLE 11 - Non-Competition and Confidentiality

11.1.   Non-Competition

The Seller hereby agrees and undertakes that it will not:

(i) at any location in the world in which the Seller has at the date of the signing of this Agreement distributors or customers for Products, without the prior written consent of the Purchaser during a period of five (5) years after the Closing Date as principal, consultant, sales representative, agent, distributor, shareholder, partner or any other capacity whatsoever, either directly or indirectly be engaged in or concerned with the conduct of the Histofreezer Business currently conducted by the Seller or in any other field which is connected to such conduct of business or which in any way can be regarded as competing with the Histofreezer Business;

(ii) approach any employee, sales representative or agent of the Purchaser with the aim of persuading him, her or them to terminate his or her or their relationship with the Purchaser or take any action that may result in the impairment of the relationship between such employee or sales representative or agent with the Purchaser;

(iii) approach any customer, supplier of or other company or enterprise doing business with the Purchaser with the aim of persuading it to terminate its relationship with the Purchaser or take any action that may result in the impairment of such relationship;

11.2.   Confidentiality

The Seller further undertakes not to, and to cause all of its present and former employees and directors not to, at any time subsequent to this Agreement divulge or communicate to any company, person or entity (other than to the Purchaser or to any of its directors, officers or employees who need to acquire such knowledge in the performance of their duties or as directed or approved by the Purchaser in writing) any confidential information or information of an apparently confidential nature whatsoever concerning the Histofreezer Business or the Patents, or the business, affairs, accounts, dealings, transactions, customers, suppliers or business relations of the Purchaser.

11.3.   Penalty

In the event that the Seller breaches any of its obligations contained in the previous paragraphs of this Article 11, it shall immediately without any action or formality being required to be taken or fulfilled forfeit for the benefit of the Purchaser an immediately payable penalty of NLG 250,000 (two hundred fifty thousand Netherlands guilders) for each infringement and of NLG 10,000 (ten thousand Netherlands guilders) for each day such infringement will continue, up until the aggregate maximum amount of NLG 500,000 (five hundred thousand Netherlands guilders), without any damages or losses being required to be proven and without prejudice to the right of the Purchaser to claim damages if there are grounds for so doing.

                             ARTICLE 12 - Notices

12.1. Any notice or other communications required or permitted hereunder, shall be in writing and given by any of the following methods: (i) personal delivery; (ii) facsimile transmission; (iii) registered or certified mail, postage prepaid, return receipt requested; or (iv) overnight delivery service. Notices shall be sent to the appropriate party at its address or facsimile number given below (or at such other address or facsimile number for such party as shall be specified by notice given hereunder):

     If to Purchaser:
     STC Technologies, Inc.
     1745 Eaton Avenue
     Bethlehem, Pennsylvania 18018-1799
     U.S.A
     to the attention of: Mr. Michael Gausling

     If to Seller:
     Koninklijke Utermohlen N.V.
     Frisaxstraat 1
     8471 ZW Wolvega
     The Netherlands
     to the attention of: Mr. D.T. van der Vat

     All such notices, requests, demands, waivers and communications shall be deemed received upon (i) actual receipt thereof by the addressee, (ii) actual delivery thereof to the appropriate address or (iii) in the case of a facsimile transmission, upon transmission thereof by the sender and issuance by the transmitting machine of a confirmation slip confirming that the number of pages constituting the notice have been transmitted without error. In the case of notices sent by facsimile transmission, the sender shall contemporaneously send a copy of the notice by registered mail to the addressee at the address provided for above. However, such mailing shall in no way alter the time at which the facsimile notice is deemed received.

                 ARTICLE 13 - Applicable law and jurisdiction

13.1.   Applicable law

This agreement shall be governed by and construed in accordance with the laws of the Netherlands.

13.2.   Jurisdiction

Any disputes arising between the parties under or in connection with the Agreement or any further agreements resulting herefrom, shall be resolved by the court of competent jurisdiction of Amsterdam.

                          ARTICLE 14 - Miscellaneous

14.1.   Costs

Each party to the Agreement shall pay its own costs of and incidental to the preparation of this Agreement and the sale and purchase hereby agreed to be made.

14.2.   Complete agreement

This Agreement, including the Exhibits attached thereto, represents the entire understanding and agreement between the Purchaser and the Seller with respect to the subject matter hereof. All preceding agreements and understanding pertaining thereto have been incorporated into the Agreement or, if not incorporated, have been superseded and have lapsed.

14.3.   Amendment

The Agreement can only be amended, supplemented or changed, and any provisions or conditions of the Agreement can only be waived, in a writing signed by both parties with a specific reference to this Agreement.

14.4.   Recitals and Headings

Recitals (i) through (iii) shall be deemed to form part of this Agreement. The headings contained in this Agreement are included for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

14.5.   Severability

If any provision of this Agreement is illegal, void or unenforceable, such provision shall have no force and effect, but the illegality or unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement. If such illegality, nullity or unenforceability becomes apparent, the parties shall consult with each other as soon as practicable in order to reach agreement on a legal, valid and enforceable replacement of such provision in such a manner that the intention of the parties shall be approximated as much as possible.

14.6.   Implementation

The parties agree to execute such further documents or agreements as may be necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

14.7.   Assignment

None of the rights or obligations under this agreement may be assigned or transferred by the Seller without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld. The Purchaser can freely assign or transfer any ("cessie") or all ("contractsoverneming") of the rights and obligations under this agreement to a third party.

In so far as consent may be required, the Seller hereby in advance gives its irrevocable consent to any such transfer or assignment. The Purchaser shall not sell or transfer the Purchased Assets and the Contracts to a third party during the (first) term of 5 years of the Production Agreement unless such party at the same time assumes the rights and obligations of the Purchaser under the Production Agreement, provided the Production Agreement has not been terminated prematurely.

14.8.   No Waiver

Failure or neglect by either party to enforce at any time of the provisions hereof shall not be construed nor shall be deemed to be a waiver of such parties' right hereunder nor shall in any way affect the validity of the whole or any part of this Agreement nor prejudice the rights of such party to take subsequent action.


SIGNED AND AGREED at Amsterdam in two original copies on the date and year first above written.



Koninklijke Utermohlen N.V.                  STC Technologies, Inc.

/s/ Mr. D.T. van der Vat                     /s/ Michael Gausling
By: Mr. D.T. van der Vat                     By: Michael Gausling
Its: managing director                       Its: President and CEO

                                                                 Exhibit 2.1 (i)
                                                                 ---------------

                                  the Patents

-------------------------------------------------------------------------------------------------
   Country          National Appln.   Date of     ARTICLE 15    Date of    Date of       Renewal
                      Or European     filing       National      grant      expiry       Fee due
                       Patent NO.                 Patent No.
-------------------------------------------------------------------------------------------------
Argentina              000327298      28-01-94                  05-07-96   05-07-11      05-07-98
-------------------------------------------------------------------------------------------------
Australia              005397694      25-01-94   00000664788    19-03-96   25-01-14      25-01-99
-------------------------------------------------------------------------------------------------
Belgium                000608954      27-01-94                  23-04-97   27-01-14      27-01-99
-------------------------------------------------------------------------------------------------
Brazil                 094003874      28-01-94                                           28-01-99
-------------------------------------------------------------------------------------------------
Germany                000608954      27-01-94   00694027316    23-04-97   27-01-14      27-01-99
-------------------------------------------------------------------------------------------------
Canada                 002114465      28-01-94                                           28-01-99
-------------------------------------------------------------------------------------------------
Denmark                000608954      27-01-94                  23-04-97   27-01-14      27-01-99
-------------------------------------------------------------------------------------------------
Finland                000940431      28-01-94                                           28-01-99
-------------------------------------------------------------------------------------------------
France                 000608954      27-01-94                  23-04-97   27-01-14      27-01-99
-------------------------------------------------------------------------------------------------
Great Brittain         000608954      27-01-94                  23-04-97   27-01-14      27-01-99
-------------------------------------------------------------------------------------------------
Hungaria               009400247      28-01-94                             28-01-14      28-01-99
-------------------------------------------------------------------------------------------------
India                  000003794      24-01-94
-------------------------------------------------------------------------------------------------
Indonesia              000940157      28-01-94
-------------------------------------------------------------------------------------------------
Italy                  000608954      27-01-94                  23-04-97   27-01-14      27-01-99
-------------------------------------------------------------------------------------------------
Japan                  002356394      27-01-94   00002106456    06-11-96   27-01-14      21-02-99
-------------------------------------------------------------------------------------------------
Luxembourg             000608954      27-01-94                  23-04-97   27-01-14      27-01-99
-------------------------------------------------------------------------------------------------
Malaysia               009400215      27-01-94
-------------------------------------------------------------------------------------------------
Mexico                 009400745      28-01-94
-------------------------------------------------------------------------------------------------
Netherlands            000608954      27-01-94                  23-04-97   27-01-14      31-01-99
-------------------------------------------------------------------------------------------------
Norway                 000940235      24-01-94                                           24-01-99
-------------------------------------------------------------------------------------------------
Ukraine                094005073      27-01-94
-------------------------------------------------------------------------------------------------
Austria                000608954      27-01-94                  23-04-97   27-01-14      27-01-99
-------------------------------------------------------------------------------------------------
China                  941010872      25-01-94                                           25-01-99
-------------------------------------------------------------------------------------------------
Poland                 000302044      27-01-94
-------------------------------------------------------------------------------------------------
Saudi Arabia           094140653      05-04-94
-------------------------------------------------------------------------------------------------
South Africa           000940541      26-01-94   00000940541    30-11-94   26-01-14      26-01-99
-------------------------------------------------------------------------------------------------
Spain                  000608954      27-01-94                  23-04-97   27-01-14      27-01-99
-------------------------------------------------------------------------------------------------
Sweden                 000608954      27-01-94                  23-04-97   27-01-14      27-01-99
-------------------------------------------------------------------------------------------------
Thailand               000021368      28-01-94
-------------------------------------------------------------------------------------------------
Tsjechia               000019494      28-01-94
-------------------------------------------------------------------------------------------------
Turkye                 000940053      28-01-94   0000027588     13-06-95   28-01-09      28-01-98
-------------------------------------------------------------------------------------------------
USA                    008736277      24-10-96   00005738682    14-04-98   10-08-13      14-10-01
-------------------------------------------------------------------------------------------------
Russia                 094002316      27-01-94
-------------------------------------------------------------------------------------------------
Venezuela              000000136      28-01-94
-------------------------------------------------------------------------------------------------

                                                                Exhibit 2.1 (ii)
                                                                ----------------


                                 the Trademark

-----------------------------------------------------------------------------------
    Country            Registration    Date of      Renewal      Class    Reference
                          Number       filing        date
-----------------------------------------------------------------------------------
Benelux                   430 435      15-05-87     15-05-07      5, 10     10 210
-----------------------------------------------------------------------------------
Bulgaria                  525 069      09-06-88     09-06-08      5, 10     10 210
-----------------------------------------------------------------------------------
Egypt                     525 069      09-06-88     09-06-08      5, 10     10 210
-----------------------------------------------------------------------------------
Russia                    525 069      09-06-88     09-06-08      5, 10     10 210
-----------------------------------------------------------------------------------
Hungary                   525 069      09-06-88     09-06-08      5, 10     10 210
-----------------------------------------------------------------------------------
Morocco                   525 069      09-06-88     09-06-08      5, 10     10 210
-----------------------------------------------------------------------------------
Tjechie                   525 069      09-06-88     09-06-08      5, 10     10 210
-----------------------------------------------------------------------------------
Romania                   525 069      09-06-88     09-06-08      5, 10     10 210
-----------------------------------------------------------------------------------
Slovakia                  525 069      09-06-88     09-06-08      5, 10     10 210
-----------------------------------------------------------------------------------
Viet Nam                  525 069      09-06-88     09-06-08      5, 10     10 210
-----------------------------------------------------------------------------------
Byelorussia               525 069      09-06-88     09-06-08      5, 10     10 210
-----------------------------------------------------------------------------------
Austria                   525 069      09-06-88     09-06-08      5, 10     10 210
-----------------------------------------------------------------------------------
Germany                   525 069      09-06-88     09-06-08      5, 10     10 210
-----------------------------------------------------------------------------------
Algeria                   525 069      09-06-88     09-06-08      5, 10     10 210
-----------------------------------------------------------------------------------
France                    525 069      09-06-88     09-06-08      5, 10     10 210
-----------------------------------------------------------------------------------
Italy                     525 069      09-06-88     09-06-08      5, 10     10 210
-----------------------------------------------------------------------------------
Spain                     525 069      09-06-88     09-06-08      5, 10     10 210
-----------------------------------------------------------------------------------
Portugal                  525 069      09-06-88     09-06-08      5, 10     10 210
-----------------------------------------------------------------------------------
China                     647 331      22-11-95     22-11-15      5, 10    10 5586
-----------------------------------------------------------------------------------
Poland                    647 331      22-11-95     22-11-15      5, 10    10 5586
-----------------------------------------------------------------------------------
Argentina                 1470481      30-09-93     30-09-03       10      10 2304
-----------------------------------------------------------------------------------
Australia                 B575267      26-03-92     26-03-99       10      10 2624
-----------------------------------------------------------------------------------
Brazil                  816539375      14-09-93     14-09-03       10      10 2301
-----------------------------------------------------------------------------------
Canada                    409 060      05-03-93     05-03-08       10      10 1975
-----------------------------------------------------------------------------------
Switzerland               3406/97*     30-04-97    application     10      10 6607
-----------------------------------------------------------------------------------
Eastern Germ.             2007468      18-12-91     15-03-01      5, 10    10 2132
-----------------------------------------------------------------------------------
Denmark                10319-1992      06-11-92     06-11-02       10      10 2725
-----------------------------------------------------------------------------------
Finland                   127 854      06-09-93     06-09-03       10      10 2728
-----------------------------------------------------------------------------------
United Kingdom            1347342      13-06-87     13-06-05       10       10 211
-----------------------------------------------------------------------------------
Hong Kong                14964/95*     25-11-95      granted       10      10 5581
-----------------------------------------------------------------------------------
Indonesia                D9523881      14-12-95    application     10      10 5582
-----------------------------------------------------------------------------------
Israel                      84720      04-12-94     14-09-99       10      10 2817
-----------------------------------------------------------------------------------
India                     687 995*     23-11-95    application     10      10 5583
-----------------------------------------------------------------------------------
Japan                     3262688      04-02-97     24-02-07       10      10 4502
-----------------------------------------------------------------------------------
Korea                     381 811      12-11-97     12-11-07       10      10 5584
-----------------------------------------------------------------------------------
Mexico                    441 928      13-09-93     13-09-03       10      10 3407
-----------------------------------------------------------------------------------
Malaysia                 96-00312*     09-01-96    application     10      10 5579
-----------------------------------------------------------------------------------

                                                    ----------------------------

------------------------------------------------------------------------------------
    Country            Registration    Date of      Renewal       Class    Reference
                          Number       filing        date
------------------------------------------------------------------------------------
Norway                    177 901      14-11-96     14-11-06        10      10 2726
------------------------------------------------------------------------------------
Saudi Arabia              93/3063      21-04-93     21-04-03        10      10 3363
------------------------------------------------------------------------------------
Sweden                    265 704      07-04-95     07-04-05        10      10 2727
------------------------------------------------------------------------------------
Singapore                11339/95*     24-11-95    application      10      10 5578
------------------------------------------------------------------------------------
Thailand                  303 782*     06-03-96    application      10      10 5580
------------------------------------------------------------------------------------
Taiwan                    8513436*     22-03-96    application      10      10 5586
------------------------------------------------------------------------------------
USA                       1525479      21-02-89     21-02-09        10       10 212
------------------------------------------------------------------------------------
Paraguay                 trademark       agent     application   yet to be   filed
                                      instructed
------------------------------------------------------------------------------------
Chili                    trademark       agent     application   yet to be   filed
                                      instructed
------------------------------------------------------------------------------------
Venezuela                trademark       agent     application   yet to be   filed
                                      instructed
------------------------------------------------------------------------------------
Peru                     trademark       agent     application   yet to be   filed
                                      instructed
------------------------------------------------------------------------------------

                                                                     Exhibit 3.1
                                                                     -----------


                                 the Contracts

Counterparty:                         Effective Date:       Termination Date:

Binnvar Sp.z.o.o. Warsaw              May 26, 1997          May 26, 2000
Braun Medical  Ltd.Lda                May 8, 1995           May 8, 1998
Braun Medical S.A.                    July 7, 1994          July 7, 1997
Braun Biotrol                         November 30, 1993/    December 1, 1998
                                      November 30, 1996     December 1, 1998
Eriphyle B.V.                         February 23, 1993     February 23, 1996
GrupoMH S.A.                          February 2, 1998      February 2, 2001
Hamilton Pharmaceutical               April 14, 1992        April 14, 1995
Kingo Diagnostika, Denmark            April 6, 1994         April 6, 1997
Kjemi-Diagnostikk A.S., Norway        May 26, 1993          May 26, 1996
Medical Diagnostic Instruments Ltd.   December 20, 1993     December 20, 1996
Medipet Oy                            September 17, 1992    September 17, 1995
Medway BME Corp.                      June 4, 1997          June 4, 2000
Petzold                               November 25, 1992/    November 25, 1997
                                      November 25, 1995
Pharmachem Ltd.                       October 22, 1997      October 22, 2000
Pharmascience Inc.                    February 25, 1997     February 25, 2000
Promesan Italie                       March 8, 1997         March 8, 2000
Skafte & Claesson AB                  February 8, 1994      February 8, 1997
Smith & Nephew Ltd                    April 19, 1993        April 19, 1996
Thames Laboratories Ltd.              May 24, 1991          May 24, 1996
Uhlmann-Eyraud S.A.                   January 23, 1992      January 23, 1997
United Italian Trading Corp.          February 8, 1995      February 8, 1998
United Italian Trading Corp.          August 15, 1996       August 15, 1999
Utermohlen Medical Care S.A.          February 15, 1998     December 31, 1999

                                                                     Exhibit 5.3
                                                                     -----------


  gross turnover of each counterparty to the Contracts during the period from
                 May 1, 1997 through April 31, 1998, by country



Country sold to                   Recorded sales     % of total        Contract
                                  1/5/97-31/4/98
--------------------------------------------------------------------------------
USA                               1.366.000             31,9%              X
--------------------------------------------------------------------------------
Germany                             964.000             22,5%              X
--------------------------------------------------------------------------------
UK                                  382.000              8,9%              X
--------------------------------------------------------------------------------
France                              220.000              5,1%              X
--------------------------------------------------------------------------------
Spain                               212.000              5,0%              X
--------------------------------------------------------------------------------
Netherlands                         193.000              4,5%
--------------------------------------------------------------------------------
Canada                              157.000              3,7%              X
--------------------------------------------------------------------------------
South Africa                        150.000              3,5%              X
--------------------------------------------------------------------------------
Finland                             132.000              3,1%              X
--------------------------------------------------------------------------------
Sweden                               98.000              2,3%              X
--------------------------------------------------------------------------------
Italy                                56.000              1,3%              X
--------------------------------------------------------------------------------
Norway                               54.000              1,3%              X
--------------------------------------------------------------------------------
Belgium                              46.000              1,1%              X
--------------------------------------------------------------------------------
Portugal                             44.000              1,0%              X
--------------------------------------------------------------------------------
Ireland                              42.000              1,0%              X
--------------------------------------------------------------------------------
Switzerland                          36.000              0,8%              X
--------------------------------------------------------------------------------
Australia                            26.000              0,6%              X
--------------------------------------------------------------------------------
Hong Kong                            16.000              0,4%              X
--------------------------------------------------------------------------------
Denmark                              15.000              0,4%              X
--------------------------------------------------------------------------------
Greece                               14.000              0,3%              X
--------------------------------------------------------------------------------
Saudi Arabia                         14.000              0,3%
--------------------------------------------------------------------------------
UAE                                  13.000              0,3%
--------------------------------------------------------------------------------
Jordan                               12.000              0,3%
--------------------------------------------------------------------------------
Singapore                             8.000              0,2%              X
--------------------------------------------------------------------------------
Iceland                               7.000              0,2%
--------------------------------------------------------------------------------
Argentina                             5.000              0,1%
--------------------------------------------------------------------------------
Venezuela                             2.000              0,0%
--------------------------------------------------------------------------------
Quatar                                1.000              0,0%
--------------------------------------------------------------------------------
Total DFl.                        4.282.000            100,0%
--------------------------------------------------------------------------------

                                                            Exhibit 6.2 (ii) (b)
                                                            --------------------


                          form of deed of assignment
          of the rights and benefits, and assumption of liabilities, under the Contracts

The undersigned,

1. Koninklijke Utermohlen N.V., a limited liability company organized under the laws of the Netherlands, with its registered offices at Wolvega, the Netherlands ("Seller")

and

2. STC Technologies, Inc., a limited liability company organized under the laws of the State of Delaware, with its registered offices at Bethlehem, Pennsylvania 18018, the United States of America ("Purchaser");

WHEREAS Seller and Purchaser have entered into an Agreement for Sale and Purchase of Assets of the same date (hereinafter "Asset Purchase Agreement"), pursuant to which Seller shall transfer and assign to Purchaser all its rights to the contracts listed in Article 1 below related to the Histofreezer Business;


NOW THEREFORE, THE PARTIES HAVE AGREED AS FOLLOWS:


Article 1 - Contracts

Seller hereby assigns to Purchaser and Purchaser hereby transfers and accepts the assignment subject to the consent, where required of the relevant contracting party, of all rights and obligations relating to the following contracts, from 1 June 1998 but excluding any rights, obligations or liabilities arising or accruing before 1 June 1998 in respect of the same:

Counterparty:                       Effective Date:       Termination Date:

Binnvar Sp.z.o.o. Warsaw            May 26, 1997          May 26, 2000
Braun Medical Lda                   May 8, 1995           May 8, 1998
Braun Medical S.A.                  July 7, 1994          July 7, 1997
Braun Biotrol                       November 30, 1993/    December 1, 1998
                                    November 30, 1996     December 1, 1998
Eriphyle B.V.                       February 23, 1993     February 23, 1996
GrupoMH S.A.                        February 2, 1998      February 2, 2001
Hamilton Pharmaceutical             April 14, 1992        April 14, 1995
Kingo Diagnostika, Denmark          April 6, 1994         April 6, 1997
Kjemi-Diagnostikk A.S., Norway      May 26, 1993          May 26, 1996
Medical Diagnostic Instruments Ltd. December 20, 1993     December 20, 1996
Medipet Oy                          September 17, 1992    September 17, 1995
Medway BME Corp.                    June 4, 1997          June 4, 2000

Petzold                             November 25, 1992/    November 25, 1997
                                    November 25, 1995
Pharmachem Ltd.                     October 22, 1997      October 22, 2000
Pharmascience Inc.                  February 25, 1997     February 25, 2000

Promesan Italie                     March 8, 1997         March 8, 2000
Skafte & Claesson AB                February 8, 1994      February 8, 1997
Smith & Nephew Ltd                  April 19, 1993        April 19, 1996
Thames Laboratories Ltd.            May 24, 1991          May 24, 1996
Uhlmann-Eyraud S.A.                 January 23, 1992      January 23, 1997
United Italian Trading Corp.        February 8, 1995      February 8, 1998
United Italian Trading Corp.        August 15, 1996       August 15, 1999
Utermohlen Medical Care S.A.        February 15, 1998     December 1, 1998

Article 2 - Purchase Price

The contracts listed in Article 1 are assigned subject to the consent of the relevant contracting party to Purchaser for part of the consideration referred to in the Asset Purchase Agreement. The receipt of this sum is hereby acknowledged by Seller.

Article 3 - Power of attorney

Seller hereby gives Purchaser an irrevocable and unconditional power of attorney to sign on behalf of Seller any deeds or documents or undertake any act or thing that might be required to effect the above assignment in the name of Purchaser.


Article 4 - Governing Law

This agreement shall be governed by Netherlands law.


Thus agreed and signed, in twofold, on June     9, 1998 at Amsterdam


____________________________________________________________________
Koninklijke Utermohlen N.V.              STC Technologies, Inc.
By: Mr. D.T. van der Vat                            By: Michael Gausling
Its: managing director                     Its: President and CEO

                                                           Exhibit 6.2 (ii) (c)
                                                           --------------------

                   form of deed of assignment of the Patent


The undersigned,

1. Koninklijke Utermohlen N.V., a limited liability company organized under the laws of the Netherlands, with its registered offices at Wolvega, the Netherlands ("Seller")

and

2. STC Technologies, Inc., a limited liability company organized under the laws of the State of Delaware, with its registered offices at Bethlehem, Pennsylvania 18018, the United States of America ("Purchaser");

WHEREAS

Seller and Purchaser have entered into an Agreement for Sale and Purchase of Assets of the same date (hereinafter "Asset Purchase Agreement"), pursuant to which Seller shall transfer to Purchaser all its rights to patents and patent applications related to the Histofreezer Business (as defined in the Asset Purchase Agreement), as well as know-how, copyrights and all other intellectual property rights related to the Histofreezer Business;


NOW THEREFORE, THE PARTIES HAVE AGREED AS FOLLOWS:



Article 1 - Patents and Patent Applications

Seller hereby transfers to Purchaser and Purchaser hereby accepts the transfer of all rights to:

the following patents:

    European patent registration no. EP 0608954 filed on 27 January 1994 and granted on 23 April 1997, registered in the following countries: Austria, Belgium, Germany, Denmark, France, United Kingdom of Great Britain and Northern Ireland, Italy, Luxemburg, Netherlands, Spain and Sweden;

    Australia patent registration      no. 000664788   granted 19 March 1996;
    Germany patent registration        no. 694027316   granted 23 April 1997;
    Japan patent registration          no. 002106456   granted 6 November 1996;
    South Africa patent registration   no. 000940541   granted 30 November 1994;
    Turkey patent registration         no. 000027588   granted 13 June 1995;
    USA patent registration            no. 005738682   granted 14 April 1998;

    and
    all related patent registrations in other countries

    (hereinafter jointly: the "Patents"),

and the following patent applications and the registrations that may result therefrom:

    Argentina patent application          no. 000327298  dated 28 January 1994;
    Brazil patent application             no. 094003874  dated 28 January 1994;
    Canada patent application             no. 002114465  dated 28 January 1994;
    Finland patent application            no. 000940431  dated 28 January 1994;
    Hungary patent application            no. 009400247  dated 28 January 1994;
    India patent application              no. 000003794  dated 24 January 1994;
    Indonesia patent application          no. 000940157  dated 28 January 1994;
    Malaysia patent application           no. 009400215  dated 27 January 1994;
    Mexico patent application             no. 009400745  dated 28 January 1994;
    Norway patent application             no. 000940235  dated 24 January 1994;
    Oekraine patent application           no. 094005073  dated 27 January 1994;
    China patent application              no. 941010872  dated 25 January 1994;
    Poland patent application             no. 000302044  dated 27 January 1994;
    Saudi Arabia patent application       no. 094140653  dated 5 April 1994;
    Thailand patent application           no. 000021368  dated 28 January 1994;
    Czech patent application              no. 000019494  dated 28 January 1994;
    Russia patent application             no. 094002316  dated 27 January 1994;
    Venezuela patent application          no. 000000136  dated 28 January 1994;

    and

    all applications for patents on the basis of the aforementioned patent applications and registrations in other countries

    (hereinafter jointly: the "Patent Applications").

including the rights, title and interest therein and all the rights, powers, privileges and immunities conferred on the proprietor thereof by the grant of the Patents and arising or accruing from the Patent Applications, free from all encumbrances and including the right to sue for damages and other remedies in respect of any infringement on the Patents and the Patent Applications, which may have occurred prior to the date hereof, and to the intent that the grant of a patent pursuant to the Patent Applications shall be in the name of and shall vest in Purchaser.

Article 2 - Know-How and Intellectual Property Rights

Seller is the sole owner of the know-how related to the Histofreezer Business, know-how meaning, inter alia, all information, data, techniques, procedures, experimental results, redesigns, renewals, extensions and other secret proprietary knowledge, including but not limited to Patents and Patent Applications (hereinafter: the "Know-How"), and Seller is the sole owner of all other industrial and intellectual property rights relevant to the development, design and manufacturing of the aforementioned products and the

Histofreezer Business, including but not limited to copyrights (hereinafter: the "Intellectual Property Rights").

Seller hereby transfers to Purchaser and Purchaser hereby accepts the transfer of the rights relating to the Know-How and the Intellectual Property Rights, free from all encumbrances and including the right to sue for damages and other remedies in respect of any infringement on the Know-How or the Intellectual Property Rights, which may have occurred prior to the date hereof.

This article obligates Seller, inter alia, to provide Purchaser as soon as possible, but in any event within three months, with all relevant information and documents regarding the design and manufacture of products, including but not limited, inventions that have been patented, or for which an application for a patent has been filed. Such information and documents, consisting of Know-How and the Intellectual Property Rights, shall include but not be limited to experiences, methods, techniques, skills, manufacturing secrets etc. etc. on the basis for which a competent engineer could realize a similar invention, as well as drawings, calculations and tolerances etc. etc.

Article 3 - Purchase Price

The Patents, the Patent Applications, Know-How and Intellectual Property Rights will be transferred to Purchaser for the consideration referred to in the Asset Purchase Agreement. The receipt of this sum is hereby acknowledged by Seller.

Article 4 - Power of attorney

Seller hereby gives Purchaser an irrevocable and unconditional power of attorney to sign on behalf of Seller any deeds or documents or undertake any act or thing that might be required to effect the above transfers and register the Patents, the Patent Applications, Know-How and Intellectual Property Rights with the proper authorities in the name of Purchaser as owner.

Article 5 - Governing Law

This agreement shall be governed by Netherlands law.


Thus agreed and signed, in threefold, on June 9, 1998 at Amsterdam


___________________________              ___________________________
Koninklijke Utermohlen N.V.              STC Technologies, Inc.
By: Mr. D.T. van der Vat                 By: Michael Gausling
Its: managing director                   Its: President and CEO

                  Exhibit 6.2 (ii) (d)
                  --------------------



                  form of deed of assignment of the Trademark

The undersigned,

1 Koninklijke Utermohlen N.V., a limited liability company organized under the laws of the Netherlands, with its registered office at Wolvega, the Netherlands ("Seller")
and

2 STC Technologies, Inc., a limited liability company organized under the laws of the State of Delaware, with its registered offices at Bethlehem, Pennsylvania 18018, the United States of America ("Purchaser");

WHEREAS

Seller and Purchaser have entered into an Agreement for Sale and Purchase of Assets of the same date (hereinafter "Asset Purchase Agreement"), pursuant to which Seller shall transfer to Purchaser all its rights to trademarks and trademark applications related to the Histofreezer Business (as defined in the Asset Purchase Agreement);

NOW THEREFORE, THE PARTIES HAVE AGREED AS FOLLOWS:

Article 1 - Trademarks and Trademark Applications

Seller hereby transfers to Purchaser and Purchaser hereby accepts the transfer of:

     in classes 5 and 10:
     --------------------

     International trademark registration no. 525 069 filed on 9 June 1988, registered in the following countries: Algeria, Austria, Belarus, Bulgaria, Czech, Egypt, Germany, France, Hungary, Italy, Morocco, Portugal, Romania, Russia, Slovakia, Spain and Vietnam;

    International trademark registration no. 647 331 filed on 22 November 1995, registered in the following countries: China and Poland;

    Benelux trademark registration       no. 430 435 dated 15 May 1987;
    East-Germany trademark registration  no. 2007468 dated 15 March 1991;

    in class 10:
    ------------

    Argentina trademark registration     no. 1470481    dated 30 September 1993;
    Australia trademark registration     no. B575267    dated 26 March 1992;
    Brazil trademark registration        no. 816539375  dated 14 September 1993;
    Canada trademark registration        no. 409 060    dated 5 March 1993;
    Denmark trademark registration       no. 10319-1992 dated 6 November 1992;
    Finland trademark registration       no. 127 854    dated 6 September 1993;
    UK trademark registration            no. 1347342    dated 13 June 1987;
    Hong Kong trademark registration     no. 14964/95   dated 25 November 1995;
    Israel trademark registration        no. 84720      dated 4 December 1994;
    Japan trademark registration         no. 3262688    dated 4 February 1997;
    Korea trademark registration         no. 381 811    dated 12 November 1997;
    Mexico trademark registration        no. 441 928    dated 13 September 1993;
    Norway trademark registration        no. 177 901    dated 14 November 1996;
    Saudi Arabia trademark registration  no. 93/3063    dated 21 April 1993;
    Sweden trademark registration        no. 265 704    dated 7 April 1995;
    USA trademark registration           no. 1525479    dated 21 February 1989;

    and

    all related trademark registrations in other countries

    (hereinafter jointly: the "Trademarks"),

and is entitled to the benefit of the following trademark applications and registrations that may result therefrom:

    in class 10:
    ------------

    Switzerland trademark application  no. 3406/97     dated 30 March 1997;
    Indonesia trademark application    no. D9523881    dated 14 December 1995;
    India trademark application        no. 687 995     dated 23 November 1995;
    Malaysia trademark application     no. 96-00312    dated 9 January 1996;
    Singapore trademark application    no. 11339/95    dated 24 November 1995;
    Thailand trademark application     no. 303 782     dated 6 March 1996;
    Taiwan trademark application       no. 8513436     dated 22 March 1996;
    Paraguay trademark application                     ) instructed, but
    Chilli trademark application                       ) have yet to be
    Venezuela trademark application                    ) filed by
    Peru trademark application                         ) trademark agent

    and

    all applications for trademarks on the basis of the aforementioned trademark applications and registrations in other countries and/or in other classes

    (hereinafter jointly: the "Trademark Applications");

including the rights, title and interest therein and all the rights, powers, privileges and immunities conferred on the proprietor thereof by the grant of the Trademarks and arising or accruing from the Trademark Applications, free from all encumbrances and including the right to sue for damages and other remedies in respect of any infringement on the Trademarks and the trademark Applications, which may have occurred prior to the date hereof, and to the intent that the grant of a trademark pursuant to the Trademark Applications shall be in the name of and shall vest in Purchaser.

Article 2 - Purchase Price

The Trademarks and the Trademark Applications will be transferred to Purchaser for the consideration referred to in the Asset Purchase Agreement. The receipt of this sum is hereby acknowledged by Seller.

Article 3 - Power of attorney

Seller hereby gives Purchaser an irrevocable and unconditional power of attorney to sign on behalf of Seller any deeds or documents or undertake any acts or things that might be required to effect the above transfers and register the Trademarks, the Trademark Applications, Know-How and Intellectual Property Rights with the proper authorities in the name of Purchaser as owner.

Article 4 - Governing Law

This agreement shall be governed by Netherlands law.

Thus agreed and signed, in threefold, on June 9, 1998 at Amsterdam


---------------------------              -----------------------------
Koninklijke Utermohlen N.V.              STC Technologies, Inc.
By: Mr. D.T. van der Vat                 By: Michael Gausling
Its: managing director                   Its: President and CEO

                                                                     Exhibit 4.1

                                  The Prices

Table A
Product                                                           Price per unit
-------                                                           --------------
Unit with aerosol can and 40 applicators (medium)                      * *
Unit with aerosol can and 50 applicators (small, mix and long)         * *

     For sales to the distributor in Belgium it has been agreed upon separately that the Products in Table A will be priced to STC at **

     Other products that are part of this agreement are defined and priced as follows:

Table B
-------
Box with 20 medium applicators                                         * *
Box with 20 small applicators                                          * *
Sample packaging with aerosol can and 5 applicators (3 medium and 2 small)